UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2024, Flagstar Bank, National Association (“Flagstar”), the wholly owned subsidiary of New York Community Bancorp, Inc. (the “Company”) entered into (1) an Agreement for the Bulk Purchase and Sale of Mortgage Servicing Rights (the “MSR Purchase Agreement”) with Nationstar Mortgage LLC, a Delaware limited liability company and operating subsidiary of Mr. Cooper Group Inc. (“Nationstar”), and (2) a related Asset Purchase Agreement (the “Asset Purchase Agreement”) with Nationstar.

Asset Purchase Agreement

Pursuant to the terms of the Asset Purchase Agreement, Nationstar will purchase and assume from Flagstar, certain assets and related liabilities (such assets, the “Purchased Assets” and such liabilities, the “Assumed Liabilities”) related to Flagstar’s mortgage servicing and third-party origination operations (the “Business”) for a purchase price of approximately $200 million in cash, subject to certain adjustments as described in the Asset Purchase Agreement (together with the transactions contemplated by the MSR Purchase Agreement, the “Transaction”).

The closing of the Transaction is subject to certain conditions, including (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of required approvals and third-party consents, (iii) the absence of any proceeding that seeks to restrain the consummation of the Transaction, (iv) the absence of any law, judgment or order that prohibits the Transaction, (v) the accuracy of the representations and warranties of each party, subject to specific standards, (vi) the performance in all material respects by each party of its covenants and agreements under the Asset Purchase Agreement, (vii) the occurrence of the closing under the MSR Purchase Agreement, (viii) the delivery of certain closing deliverables to the other party and (ix) the absence of a material adverse effect.

The Asset Purchase Agreement contains customary representations and warranties. The Asset Purchase Agreement also contains covenants customary for a transaction of the type contemplated by the Asset Purchase Agreement, including Flagstar’s obligation to use commercially reasonable efforts to conduct the Business in the ordinary course and to refrain from taking specified actions, subject to certain exceptions, from the date of the Asset Purchase Agreement until the consummation of the transactions contemplated by the Asset Purchase Agreement (the “Closing”). Under the Asset Purchase Agreement, the parties also have agreed to indemnify each other for certain losses arising from breaches of representations, warranties and covenants, subject to certain limitations, and for certain losses arising out of retained liabilities or assumed liabilities (as applicable). In addition, Flagstar has agreed to indemnify Nationstar for certain losses relating to specified matters set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement may be terminated prior to the Closing (i) by mutual agreement of the parties, (ii) by the non-breaching party upon certain uncured breaches of the Asset Purchase Agreement by the other party, (iii) by either party if all of the applicable conditions to closing have been and continue to be satisfied or will be capable of being satisfied and the other party fails to consummate the Transaction within two business days of the date that the Closing should otherwise have occurred, (iv) by either party in the case of certain governmental actions prohibiting the Transaction or (v) if the Transaction is not completed on or prior to December 31, 2024. If the Asset Purchase Agreement is terminated pursuant to (iii) above, the non-breaching party may require the breaching party to make a payment of $30 million.

MSR Purchase Agreement

Pursuant to the terms of the MSR Purchase Agreement, Flagstar has agreed to sell, and Nationstar has agreed to purchase, certain mortgage servicing rights (the “Servicing Rights”) held by Flagstar (the “MSR Purchase”).

In consideration for the transfer and sale of Servicing Rights as contemplated by the MSR Purchase Agreement, Nationstar shall pay to Flagstar an amount equal to the applicable purchase price percentage determined in accordance with the MSR Purchase Agreement multiplied by the aggregate outstanding principal balance of the applicable mortgage loans.

The MSR Purchase Agreement includes representations, warranties and covenants of Nationstar and Flagstar that are customary for a transaction of this nature.

The obligations of Nationstar and Flagstar under the MSR Purchase Agreement to effect the MSR Purchase are subject to the satisfaction or waiver of customary closing conditions. Additionally, both parties’ obligations to effect the MSR Purchase are subject to: (1) the consummation of transactions contemplated by the Asset Purchase Agreement and (2) the receipt of all required approvals from applicable investors including Ginnie Mae, Fannie Mae, Freddie Mac, certain private investors and the Federal Housing Finance Agency (the “Investor Consents”).

Either party may terminate the MSR Purchase Agreement for the following reasons: (1) (x) with respect to Flagstar, certain losses of Flagstar’s ability to originate, service and/or deliver loans to investors and (y) with respect to Nationstar, Nationstar’s loss of investor approval to own the Servicing Rights, (2) certain uncured breaches by the other party of its representations, warranties or covenants, (3) certain insolvency-related and similar events, or (4) the required consents are not obtained by December 31, 2024. Nationstar may also terminate the MSR Purchase Agreement in connection with certain adverse determinations by Flagstar’s regulators.

Pursuant to the MSR Purchase Agreement, each of Flagstar and Nationstar will indemnify the other party for breaches of representations, warranties and covenants, and for certain other matters, subject to certain limitations.

The aggregate purchase price expected to be paid by Nationstar at the Closing of the Transaction is approximately $1.4 billion.

The foregoing summaries and descriptions of the Asset Purchase Agreement and the MSR Purchase Agreement do not purport to be a complete description of each agreement and are qualified in their entirety by the MSR Purchase Agreement and the Asset Purchase Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events

On July 25, 2024, the Company issued a press release announcing the Transaction. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement for the Bulk Purchase and Sale of Mortgage Servicing Rights, dated as of July 24, 2024, by and between Nationstar Mortgage LLC and Flagstar Bank, N.A.*

2.2	Asset Purchase Agreement, dated as of July 24, 2024, by and between Nationstar Mortgage LLC and Flagstar Bank, N.A.*

99.1	Press Release, dated July 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain information, including schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Further, pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The Company agrees to furnish supplementally a copy of any omitted information, schedule or exhibit to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the federal securities laws by the Company pertaining to such matters as our goals, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (h) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during the Company’s 2024 annual meeting of shareholders; (i) the conversion or exchange of shares of the Company’s preferred stock; (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (k) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; and (l) the effects of the Company’s recent reverse stock split and (m) transactions relating to the sale of our mortgage business and mortgage warehouse business.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2024	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Executive Vice President
Director of Investor Relations